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                                                                    EXHIBIT 23.2



                         INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
Newnan Savings Bank, FSB:

       We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

       Our report refers to a change in the method of accounting for investment securities on April 1, 1994 to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and a change in the method of accounting for income taxes on April 1, 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."



                                                /s/ KPMG PEAT MARWICK LLP
                                                -------------------------------
                                                KPMG PEAT MARWICK LLP

Atlanta, Georgia
July 16, 1996